AMENDMENT NO. 1
TO TERM LOAN AGREEMENT
dated as of
January 23, 2013
Among
ABERCROMBIE & FITCH MANAGEMENT CO.
as Borrower,
ABERCROMBIE & FITCH CO.,
as Parent,
THE LENDING INSTITUTIONS NAMED HEREIN,
as Lenders,
PNC BANK, NATIONAL ASSOCIATION,
as Agent

EXECUTION VERSION

AMENDMENT NO. 1 TO TERM LOAN AGREEMENT

This Amendment No. 1 to Term Loan Agreement (this “Amendment”) is made as of January 23, 2013, by and among ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation (the “Company”), as the Borrower, ABERCROMBIE & FITCH CO., a Delaware corporation (the “Parent”), the lenders party hereto (each a “Lender” and collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION as the administrative agent (the “Agent”).
RECITALS:

A.    The Company, the Parent, the Agent and the Lenders are parties to the Term Loan Agreement, dated as of February 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”).
B.    The Company, the Agent and the Lenders desire to further amend the Term Loan Agreement as more fully set forth herein.
C.    Each capitalized term used herein and not otherwise defined herein shall have the same meaning set forth in the Term Loan Agreement as amended.
AGREEMENT:

In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Agent and the Lenders agree as follows:
1.Schedule 1. Schedule 1 to the Term Loan Agreement shall be amended and restated as set forth at Schedule I to this Amendment.
2.    New Definition. The following definition shall be added to Section 1.01 of the Term Loan Agreement in the appropriate alphabetical order:
“First Amendment Date” means January 23, 2013.
3.    Amendments to Section 1.01 of the Term Loan Agreement. Section 1.01 of the Term Loan Agreement shall be amended by amending and restating the definitions of “Maximum Credit Facility Amount” and “Total Commitments” as follows:
“Maximum Credit Facility Amount” means $150,000,000, as such amount may be reduced pursuant to Section 2.09.
“Total Commitments” means the sum of the Commitments of the Lenders as the same may be decreased pursuant to Section 2.09. As of the First Amendment Date, the amount of the Total Commitments is $150,000,000.
4.    Amendment to Section 7.07 to the Term Loan Agreement. Section 7.07 of the Term Loan Agreement shall be amended by amending and restating clause (b) as follows:

“(b)    Coverage Ratio. The Parent and the Company will not at any time permit the Coverage Ratio to be less than 1.75 to 1.00 at the end of each Testing Period and/or at any time Pro Forma Compliance is required to be demonstrated.”
5.    Conditions Precedent. The amendments set forth above shall become effective upon the satisfaction of the following conditions precedent:
(a)    this Amendment has been executed by the Company, the Parent, the Agent and the Required Lenders, and counterparts hereof as so executed shall have been delivered to the Agent;
(b)    the Company shall have provided an officer’s certificate that certifies that all representations and warranties of the Credit Parties contained in the Term Loan Agreement or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of this Amendment, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made;
(c)    each Guarantor has executed and delivered to the Agent the Guarantor Acknowledgment and Agreement attached hereto;
(d)    the Agent shall have received an executed copy of an amendment to the Revolving Facility in form and substance satisfactory to the Agent;

(e)    the Company shall have paid to the Agent, for the account of each Lender that signs this Amendment, a 0.05% amendment fee based on each such Lender’s Commitment (after giving effect to this Amendment); and

(f)    the Company shall have paid all reasonable out-of-pocket fees and expenses of the Agent that have been invoiced on or prior to such date in connection with the preparation, negotiation, execution and delivery of this Amendment.

6.    Representations and Warranties. The Company and the Parent each hereby represents and warrants to the Agent and the Lenders that: (a) such Credit Party has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind such Credit Party with respect to the provisions hereof; (c) the execution and delivery hereof by such Credit Party and the performance and observance by such Credit Party of the provisions hereof do not violate or conflict with the organizational documents of such Credit Party or any law applicable to such Credit Party; (d) no Default or Event of Default exists under the Term Loan Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; and (e) this Amendment constitutes a valid and binding obligation of such Credit Party in every respect, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
7.    Term Loan Agreement Unaffected. Each reference that is made in the Term Loan Agreement or any other Loan Document shall hereafter be construed as a reference to the Term Loan Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Term Loan Agreement shall remain in full force and effect and be unaffected hereby.

8.    Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
9.    Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documents executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Term Loan Agreement.
10.    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.
(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE COMPANY AND THE PARENT EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Company and the Parent each hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company and the Parent each hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party at its address for notices pursuant to Section 11. 04 of the Term Loan Agreement, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.
(b)    The Company and the Parent each hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in Section 10(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
(c)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING THERETO), OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT

NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
(Signature pages follow.)

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

ABERCROMBIE & FITCH MANAGEMENT CO.

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President & Treasurer

ABERCROMBIE & FITCH CO.

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President—Tax, Treasury and Risk Management & Treasurer

PNC BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By: /s/ Thomas E. Redmond
Name: Thomas E. Redmond
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Brendan Korb
Name: Brendan Korb
Title: Vice President

FIFTH THIRD BANK

By: /s/ Michael J. Schaltz, Jr.
Name: Michael J. Schaltz, Jr.
Title: Vice President

THE HUNTINGTON NATIONAL BANK

By: /s/ Amanda M. Sigg
Name: Amanda M. Sigg
Title: Vice President

HSBC BANK USA, N.A.

By: /s/ Alan Z. Zinser
Name: Alan Z. Zinser
Title: VP - Global Relationship Manager

CITIZENS BANK OF PENNSYLVANIA

By: /s/ Carl S. Tabacjar, Jr.
Name: Carl S. Tabacjar, Jr.
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION

By: /s/ David W. Kee
Name: David W. Kee
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Mark D. Rodgers
Name: Mark D. Rodgers
Title: Assistant Vice President

Schedule 1
Schedule 1
Lenders and Commitments

Lender	Total Commitment	Fixed Commitment Percentage as of the Closing Date
PNC Bank, National Association	$30,000,000	20.0000000%
JPMorgan Chase Bank, N.A.	$30,000,000	20.0000000%
Fifth Third Bank	$20,000,000	13.3333333%
Citizens Bank of Pennsylvania	$20,000,000	13.3333333%
HSBC Bank USA, N.A.	$12,500,000	8.3333333%
The Huntington National Bank	$12,500,000	8.3333333%
Sumitomo Mitsui Banking Corporation	$12,500,000	8.3333333%
U.S. Bank National Association	$12,500,000	8.3333333%
Total:	$150,000,000	100.0000000%

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned (collectively, the “Guarantors” and, individually, “Guarantor”) consents and agrees to and acknowledges the terms of the foregoing Amendment No. 1 to Term Loan Agreement, dated as of January 23, 2013 (the “Amendment”). Each Guarantor specifically acknowledges the terms of and consents to the amendments set forth in the Amendment. Each Guarantor further agrees that its obligations pursuant to the Credit Party Guaranty shall remain in full force and effect and be unaffected hereby.
EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTOR ACKNOWLEDGMENT AND AGREEMENT OR THE AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
(Signature page follows.)

IN WITNESS WHEREOF, this Guarantor Acknowledgment and Agreement has been duly executed and delivered as of the date of the Amendment.

ABERCROMBIE & FITCH CO.

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President—Tax, Treasury and Risk Management & Treasurer

ABERCROMBIE & FITCH HOLDING CORPORATION
A&F TRADEMARK, INC.
ABERCROMBIE & FITCH FULFILLMENT COMPANY
ABERCROMBIE & FITCH DISTRIBUTION COMPANY
J.M.H. TRADEMARK, INC.
J.M. HOLLISTER, LLC
ABERCROMBIE & FITCH TRADING CO.
ABERCROMBIE & FITCH STORES, INC.
FAN COMPANY, LLC
HOLLISTER CO.
ABERCROMBIE & FITCH INTERNATIONAL, INC.
GILLY HICKS, LLC
DFZ, LLC
A&F CANADA HOLDING CO.
CANOE, LLC
CROMBIE, LLC
RUEHL NO. 925, LLC
AFH PUERTO RICO LLC
NSOP, LLC

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President & Treasurer

ABERCROMBIE & FITCH PROCUREMENT SERVICES, LLC By: Abercrombie & Fitch Trading Co., its Sole Member

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President & Treasurer Abercrombie & Fitch Trading Co.